UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

CERTEGY INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following are questions and answers provided to Certegy Inc.’s employees concerning Certegy’s proposed merger with Fidelity National Information Services, Inc.

Certegy Employee

Questions On

Benefits

Q- How will the merger affect the existing Certegy pension plan?  Specifically, will we continue to accumulate years of service towards the 75 year rule, which allows someone to retire early as long as they have the required 75 years, etc?

A- No decisions have been made regarding the Certegy pension plan.  Please note, however, that the Certegy pension plan is subject to special Internal Revenue Service and Department of Labor rules that protect a participant’s rights and benefits.  Generally, all accrued benefits under the pension plan must be maintained and may not be taken away from participants.  If we decide to make any material changes to the pension plan, you will be provided notice of such changes.

Q - I have heard that if we do not retire by the end of this year, we may be forced to roll our pension benefit into our 401(k) plan account.  Is this true?

A- No, you will not be required to roll over your pension plan benefit into the Certegy 401(k) plan.

Q- Once the merger has been completed, will the 12-month requirement still be in place for the tuition reimbursement policy?  Meaning, if we received a reimbursement within 2005, do we still have to wait 12 months before leaving the company in order to not have to pay it back?

A- No changes are currently planned with respect to the tuition reimbursement plan.  Unless and until changed, you would have to pay back the reimbursement if you terminate employment within the 12-month period.

Q- Certegy currently has a policy providing that if an employee has been with the company for at least 5 years and retires after age 55, the employee may continue to participate in the Certegy health care plan.  Will this policy continue after the merger?

A- The merger agreement provides that, for a period of six months after the merger, Certegy will provide medical insurance benefits to retirees (including Certegy employees who become eligible for such retiree coverage during such six-month period) that are substantially similar to the coverage maintained by Certegy immediately prior to the completion of the merger.  No decisions have been made with respect to the Certegy retiree medical plan after the expiration of this six-month period.

Q- In a recent Tampa Bay newspaper article, Mary Waggoner stated: “While it’s not reasonable to assume there would be no impact on employees, we expect the core units to remain intact.”  Please define what a Core Unit is.

A- This answer was in response to a question regarding the impact of the merger on employees in St. Petersburg.  As you are aware, Certegy’s North American Card and North American Check operations are housed in St. Petersburg.  These services are complementary to the “core banking solutions” offered by Fidelity National Information Services, and it is expected that they will continue to operate in St. Petersburg.  A team is being assembled to begin developing a comprehensive integration plan.  We will provide additional details as soon as it is practical to do so.

Certegy Employee

Questions On

Facilities

Q- Since our CEO and some senior executives are moving to the Jacksonville site, would the downtown corporate office be closing?  If so what is the anticipated closing date?  Would the downtown employees move to the Roosevelt office, be asked to move to Jacksonville, or be laid off?

A- A team is being assembled to begin developing a comprehensive integration plan.  We will provide additional details when it is practical to do so.

Certegy Employee

Questions On

Integration

Q- The Fidelity Integrated Financial Solutions website states that Elan Financial Services, a competitor of Certegy, is a partner of Fidelity IFS.  How will the Elan and Certegy operations co-exist under one umbrella?

A- The integration team will be reviewing how to best integrate the Certegy businesses with the FIS businesses, including the impact on partnership relationships such as the one Fidelity has with Elan Financial Services.

Additional Information and Where to Find It

In connection with the proposed merger, Certegy Inc. will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Certegy and Fidelity National Information Services, Inc. with the Commission at the Commission’s website at http://www.sec.gov.  Free copies of the proxy statement once available, and each company’s other filings with the Commission may also be obtained from the respective companies.  Free copies of Certegy’s filings may be obtained by going to Certegy’s Investor

Relations Page or its corporate website at www.certegy.com or by directing a request to Investor Relations, Certegy Inc., 100 Second Avenue South, Suite 1100S, St. Petersburg, FL  33701.  Free copies of Fidelity National Financial’s filings may be obtained by directing a request to Fidelity National Financial’s corporate website at www.fnf.com or by directing a request to Investor Relations, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL, 32204.

Certegy, Fidelity National Financial, and their respective directors, executive officers and other members of their management and employees may be participants in soliciting proxies from Certegy shareholders in favor of the merger.  A description of any interests that Certegy’s executive officers and directors may have in the Merger will be available in the proxy statement.  Information concerning Fidelity National Financial’s directors and executive officers is set forth in Fidelity National Financial’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005.  These documents are available free of charge at the SEC’s website www.sec.gov or by going to Fidelity National Financial’s Investor Relations page on its corporate website at www.fnf.com.

Cautionary Language Concerning Forward-Looking Statements

Information set forth herein may financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, any expectations concerning accretions to earnings, levels of revenue, EBITDA, and other financial results, statements about the benefits of the Merger, including future operating results, business synergies, and the plans, objectives, expectations and intentions of the combined companies and other statements that are not historical facts which may be expressed herein.   Such statements are based upon the current beliefs and expectations of the management of Certegy and FNF and are subject to significant risks and uncertainties (many of which are difficult to predict) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and Certegy shareholder approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, management and key employees or suppliers; diversion of management attention from business operations as a result of time demands attendant to the merger; failure to accurately forecast restructuring charges and allocations or the impact of any equity based compensation expense; competition and its effect on pricing, spending, third-party relationships and revenues.   Additional factors that may affect future results are contained Certegy’s and FNF’s filings with the SEC, which are available at the SEC’s Web site www.sec.gov.